EXHIBIT 10.1

June 1, 2007

DARLINGTON MINES LTD.
1019 Drayton Street
North Vancouver, British Columbia
Canada V7L 2V7

Ladies and Gentlemen:

RE: Gem Claims, BC

     Pursuant to an agreement between Darlington Mines Ltd. and Michelle Masich dated June 1, 2007, Michelle Masich, the owner of the claims, will hold in trust for Darlington Mines Ltd., a 100% undivided interest in the subject claims under the terms of the agreement:

		Number of	Date of
Tenure No.	Document Description	Units or Cells	Expiration
568024	Gem	12	October 16, 2008

     Michelle Masich will deliver full title on demand to Darlington Mines Ltd. when all terms and conditions have been met regarding the aforementioned agreement.

Yours truly,

MICHELLE MASICH
Michelle Masich